Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

September 11, 2012

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Liberty Coal Energy Corp.
Denver, Colorado

To Whom It May Concern:

Silberstein Ungar, PLLC, hereby consents to the incorporation by reference in the Form S-8, Registration Statement under the Securities Act of 1933, filed by Liberty Coal Energy Corp. of our report dated December 21, 2011, relating to the financial statements of Liberty Coal Energy Corp. as of and for the periods ending September 30, 2011 and 2010 and for the period from August 31, 2007 (inception) to September 30, 2011.

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC